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                                                                    EXHIBIT III


                        AMENDMENT NO. 1 TO LOAN AGREEMENT
                          DATED AS OF DECEMBER 21,1995
                                     BETWEEN
                    GEOTEK FINANCING CORPORATION, AS BORROWER
                  GEOTEK COMMUNICATIONS, INC., AS GUARANTOR AND
                     HUGHES NETWORK SYSTEMS, INC., AS LENDER


           THIS AMENDMENT NO. 1 TO LOAN AGREEMENT (this "Amendment") is made as of the 27th day of September, 1996, by and among GEOTEK FINANCING CORPORATION, a Delaware Corporation ("Borrower"), GEOTEK COMMUNICATIONS, INC., a Delaware Corporation and the corporate parent of Borrower ("Geotek") and HUGHES NETWORK SYSTEMS, INC., a Delaware corporation (the "Lender").

                                   BACKGROUND:

A. The parties hereto entered into a Loan Agreement as of the 21st day of December, 1995 (the "Loan Agreement") and, simultaneous with the execution of this Amendment, are entering into a Vendor Credit Financing Agreement (the "Credit Agreement").

B. As an inducement to the parties hereto to enter into the Credit Agreement and the other Facility Documents (as defined in the Credit Agreement), the parties have agreed to amend certain provisions of the Loan Agreement as set forth herein.

                                   AGREEMENT:

        1.      Definitions.

                (a) As used herein. the following terms shall have the following meanings and such definitions shall be added in the appropriate place in Article I of the Loan Agreement:

                "CONVERSION SHARES" means shares of Common Stock issued upon conversion of the Note and upon exercise of the Warrants.

                "CREDIT AGREEMENT" means that certain Vendor Credit Financing Agreement dated as of September 27, 1996 by and among Borrower. Geotek and Lender.

                "MAXIMUM SALES AMOUNT" means the greater of (i) a number of shares of Common Stock, with an aggregate market value (based on the Quoted Price of Geotek's Common Stock on the Trading Day immediately preceding the sale or transfer for which the determination is being made) equal to $500,000 and
(ii) such number of shares which is equal to 5% of the average daily trading volume of Geotek's Common Stock on the primary interdealer quotation system or national



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securities exchange on which the Common Stock is traded for the thirty (30)
Trading Day period immediately preceding the date of the sale or transfer.

                "QUOTED PRICE" means the last reported sales price of the Common Stock on any national securities exchange on which the Common Stock is listed which shall be for consolidated trading if applicable to such exchange, or if not so listed, the last reported bid price of the Common Stock.

                "WARRANTS" means the warrants issued by Geotek to the Lender in connection with the Credit Agreement, as such Warrants may be amended or otherwise modified from time to time.

        The definition of Permitted Liens contained in the Loan Agreement shall be deleted and replaced with the definition of Permitted Liens contained in the Credit Agreement and the definition of "Pledge Agreement" shall be amended and restated in its entirety to read as follows:

                "Pledge Agreement" means the Amended and Restated Borrower Pledge Agreement between the Borrower and Lender, dated as of September 27, 1996, substantially in the form attached as Exhibit B to the Credit Agreement.

         All other capitalized terms used herein and not otherwise defined, shall have the respective meanings set forth in the Loan Agreement.

                (b) The Funding Cutoff Date shall be amended to mean October 4, 1996.

        2. Section 9.1(a) of the Loan Agreement is amended and restated in its entirety to read as follows:

                (a) Subject to and upon compliance with the provisions of this
        Article IX, at the option of the Lender, the outstanding principal amount of the Loans may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of Geotek, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence immediately on the Initial Funding Date and shall expire on the Maturity Date (the "Conversion Period").

        3. Sections 9.2(a)-(c) of the Loan Agreement are amended and restated in their entirety to read as follows:

                (a) (i) At all times prior to October 1, 1996, Lender and its Affiliates may only convert the Loans to the extent that the Conversion Shares issuable upon such conversion does not exceed 10,000 shares of Common Stock per Trading Day.

                    (ii) During the portion of the Conversion Period occurring on or



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        after October 1, 1996, Lender and its Affiliates may only convert up to
        $500,000 of the Loans into Conversion Shares on any Trading Day; provided, however, that the Lender and its Affiliates may convert the entire remaining principal balance of the Loans into Conversion Shares on the Trading Day next preceding the Maturity Date.

                (b) Notwithstanding the provisions of paragraph (a) above, on any Trading Day during the Conversion Period, the Lender and its Affiliates may convert the entire remaining balance of the Loans into Conversion Shares at the Maximum Conversion Price thereunder; provided that, the Lender and its Affiliates thereafter comply with Section (c) hereof.

                (c) Notwithstanding the provisions of paragraph (a) and (b) hereof, so long as Lender or any of its Affiliates owns any Conversion Shares neither Lender nor any of its Affiliates shall sell or otherwise transfer (other than sales or transfers between Lender and one or more of its Affiliates or between Lender's Affiliates) (i) greater than 10,000 Conversion Shares on any Trading Day occurring prior to October 1, 1996 or (ii) on any Trading Day occurring on or after October 1, 1996, greater than such number of Conversion Shares as is equal to the Maximum Sales Amount. All sales and transfers by Lender and its Affiliates on a Trading Day shall be aggregated for the purpose of determining whether the Lender and its Affiliates have complied with this Section.

        4. Section 9.2(d) of the Loan Agreement is amended by replacing "$300,000" with "the Maximum Sales Amount".

        5. Section 2.4(a) of the Loan Agreement is amended and restated in its entirety to read as follows:

                (a) If the proceeds of a Loan are to be used concurrently with the making of such Loan to purchase any Auction 900 MHz Licenses or are to be used to reimburse the Borrower for the prior purchase of any Auction 900 MHz Licenses, then not later than 12:00 noon (New York time) on the applicable Funding Date, the Lender shall make available the applicable Loan Amount in funds immediately available by wire-transferring such funds to the Borrower, which in the case of Loans the proceeds of which are to be used concurrently with purchase of any Auction 900 MHz Licenses, shall promptly remit such funds to the FCC (or to Holdings for prompt remittance to the FCC).

and the definition of Auction 900 MHz Licenses is amended to mean any 900 MHz Licenses purchased or to be purchased by Holdings from the FCC with the proceeds of the Loans (whether


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such proceeds are provided to Borrower before or after the purchase).

        6. Section 3.2(i)(c) of the Loan Agreement is amended by adding at the end thereof: "or (3) such Auction 900 MHz Licenses are then held by Holdings (including copies of all such 900MHz Licenses)."

        7. The penultimate sentence of Section 5.4 of the Loan Agreement is amended by adding at the end thereof: "and other than transactions contemplated by Section 5.13(b) of the Loan Agreement and Section 5.3 of the Credit Agreement."

        8. Section 5.11 of the Loan Agreement is amended and restated in its entirety as follows:

                Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to incur any Indebtedness other than (a) the Loans, (b) Advances under the Credit Agreement, (c) the Holdings Note (in the case of Holdings) and (d) the Guarantees by the Borrower and Holdings required to be provided under the Indenture as in effect on the date hereof.

        9. Section 5.18 of the Loan Agreement is amended by adding at the end thereof: "or pursuant to Section 5.17 of the Credit Agreement."

        10. Section 5.20 of the Loan Agreement is amended by adding at the end thereof: "other than Letters of Credit for the benefit of Hughes Network Systems, Inc."

        11. Section 5.21 of the Loan Agreement is amended by adding at the end thereof: "or in the Credit Agreement."

        12. Section 5.26 of the Loan Agreement is amended and restated in its entirety as follows:

                Ownership of Acquired 900 MHz Licenses. All Acquired 900 MHz Licenses shall be issued in the name of, or transferred to, Holdings and not transferred by Holdings to any other Person (except as contemplated by Section 5.13 hereof).

        13. The last sentence of Section 10.1(b) of the Loan Agreement is amended and restated in its entirety to read as follows:

                Notwithstanding the foregoing, except upon the prior occurrence and continuance of a Default, the Lender shall not sell, assign or otherwise transfer any interest in the Note or the other Loan Documents prior to September 30, 1997, provided, however, that nothing contained in this Section 10.1(b) shall prevent Lender from converting the Note or selling Conversion Shares prior to September



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                30, 1997 or thereafter as provided by and subject to the
                limitations contained in Article IX.

        14. Borrower agrees, no later than the day of execution of the Credit Agreement, to deliver to Lender a notice which complies with the requirements set forth in Section 3.2(i) (which notice shall be irrevocable) of the Loan Agreement with respect to a Loan Amount equal to $24,500,000 and to otherwise satisfy (unless waived by Lender) the conditions precedent set forth in Article III of the Loan Agreement.

        15. Except as expressly supplemented and/or modified herein, the terms of the Loan Agreement shall continue in full force and effect.




                            [SIGNATURE PAGE FOLLOWS]




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        IN WITNESS WHEREOF, the Borrower, Geotek and Lender have executed this
Amendment as of this 27 day of September, 1996.


                                        Borrower:

                                        GEOTEK FINANCING CORPORATION


                                        By:        /s/ MICHAEL MCCOY
                                           ------------------------------------
                                           Name:   Michael McCoy
                                           Title:  Chief Financial Officer


                                        Geotek:


                                        GEOTEK COMMUNICATIONS, INC.


                                        By:        /s/ MICHAEL MCCOY
                                           ------------------------------------
                                           Name:   Michael  McCoy
                                           Title:  Chief Financial Officer


                                        Lender:


                                        HUGHES NETWORK SYSTEMS, INC.



                                        By:      /s/ PRADEEP KAUL
                                           ------------------------------------
                                           Name:   Pradeep Kaul
                                           Title:  Executive Vice President





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